eXp Realty International, Inc.
Condensed Consolidated Financial Statements
As of and for the period ending June, 30 2013

eXp Realty International, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$279,601	$52,916
Restricted cash	109,092	61,687
Accountants receivable, net	41,045	71,449
Accountants receivable, related party	7,647	-
Prepaids and other assets	17,092	16,345

TOTAL CURRENT ASSETS	454,477	202,397

OTHER ASSETS
Fixed assets, net	8,658	9,784

TOTAL OTHER ASSETS	8,658	9,784

TOTAL ASSETS	$463,135	$212,181

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$23,193	$32,742
Customer deposits	109,092	61,687
Accrued expenses	164,227	121,235
Accrued interest	6,609	5,503
Current portion of notes payable	-	15,000

TOTAL CURRENT LIABILITIES	303,121	236,167

LONG TERM LIABILITIES
Notes payable	61,887	61,887

TOTAL LIABILITIES	365,008	298,054

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY / (DEFICIT)

Common stock, 50,000,000 shares, no par value, authorized; 5,058,485 and 4,941,123 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	567,412	131,831
Accumulated deficit	(469,285)	(217,704)

TOTAL EQUITY / (DEFICIT)	98,127	(85,873)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)	$463,135	$212,181

The accompanying notes are an integral part of these statements

eXp Realty International, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012

Net revenues	$3,166,767	$1,808,220	$5,139,077	$3,150,276

Operating costs and expenses
Cost of revenues	2,619,158	1,558,707	4,223,354	2,670,880
Sales and marketing	18,481	23,217	42,030	48,160
General and administrative	523,979	171,967	997,978	353,316
Professional fees	54,174	39,762	96,667	75,401
Depreciation	772	1,678	1,619	3,356

Total expenses	3,216,564	1,795,331	5,361,648	3,151,113

Net income / (loss) from operations	(49,797)	12,889	(222,571)	(837)

Other expenses
Interest expense	464	479	1,106	953

Total other expenses	464	479	1,106	953

Income / (loss) before income tax expense	(50,261)	12,410	(223,677)	(1,790)

Income tax expense	10,838	4,945	27,904	10,392

Net income / (loss)	$(61,099)	$7,465	$(251,581)	$(12,182)

Net income / (loss) per share - basic and diluted	$(0.01)	$0.00	$(0.05)	$(0.00)

Weighted average shares outstanding - basic and diluted	5,058,485	4,998,011	5,005,178	4,998,011

The accompanying notes are an integral part of these statements

eXp Realty International, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six	For the six
	months ended	months ended
	June 30,	June 30,
	2013	2012

OPERATING ACTIVITIES
Net (loss)	$(251,581)	$(12,182)
Adjustments to reconcile net (loss)
to cash used in operating activities:
Depreciation	1,619	3,356
Stock compensation expense	391,347	-

Changes in operating assets and liabilities
Accounts receivable	30,404	32,446
Accountants receivable, related party	(7,647)	(4,692)
Prepaids and other assets	(747)	15,569
Accounts payable	(9,549)	11,017
Accrued expenses	42,992	(29,544)
Accrued interest	1,106	753

NET CASH PROVIDED BY OPERATING ACTIVITIES	197,944	16,723

INVESTMENT ACTIVITIES
Acquisition of property and equipment	(493)	-

CASH (USED) BY INVESTMENT ACTIVITIES	(493)	-

FINANCING ACTIVITIES
Proceeds from issuance of common stock	44,234	-
Principal payments of notes payable	(15,000)	(3,500)

CASH PROVIDED / (USED) BY FINANCING ACTIVITIES	29,234	(3,500)

Net change in cash	226,685	13,223

Cash and cash equivalents, beginning of period	52,916	73,209

CASH AND CASH EQUIVALENTS, END OF PERIOD	$279,601	$86,432
	-	-
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Cash paid for interest	$-	$-
Cash paid for taxes	$12,547	$10,392

The accompanying notes are an integral part of these statements

eXp Realty International, Inc.
Notes to Condensed Consolidated Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without an audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2013, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2012 audited financial statements. The results of operations for the period ended June 30, 2013 are not necessarily indicative of the operating results for the full year.

The accompanying condensed consolidated financial statements include the accounts of eXp Realty International, Inc. and its subsidiaries eXp Realty, LLC; eXp Realty Washington, Inc.; eXp Realty of Canada, Inc.; and eXp Realty of Connecticut, LLC. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Cash and cash equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents. The Company did not have any cash equivalents during the periods presented.

Income taxes

Deferred tax assets and liabilities arise from the differences between the tax basis of an asset or liability and its reported amount in the financial statements as well as from net operating loss and tax credit carry forwards. The measurement of current and deferred tax assets and liabilities is based on provisions of enacted tax laws; the effects of future changes in tax laws or rates are not anticipated. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period adjusted for the change during the period in deferred tax assets and liabilities. For U.S. income tax returns, the open taxation years range from 2009 to 2012. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period.

Recent accounting pronouncements

There are no recently issued accounting pronouncements that the Company expects will have a material effect on its financial position, results of operations, or cash flows.

Note 2 – Restricted Cash

The Company’s restricted cash balance of $109,092 and $61,687 at June 30, 2013 and December 31, 2012, respectively consists of cash held by our brokers and agents on behalf real estate buyers that are in escrow. Since the Company does not have rights to the cash a corresponding customer deposit liability in the same amounts are recognized the consolidated balance sheet. When a sales transaction closes the restricted cash transfers to the sellers and the corresponding deposit liability is reduced.

Note 3 – Stockholders’ Equity

The Company is authorized to issue 50,000,000 shares of no par value common stock. At June 30, 2013 and December 31, 2012 the Company had 5,058,485 and 4,941,123, shares of common stock outstanding respectively.

During the six months ended June 30, 2013 the Company issued 35,549 shares for cash of $44,234 and 81,813 shares for services of $122,720.

Note 4 – Stock-Based Compensation

During the periods ended June 30, 2013 and December 31, 2012 the Company approved the issuance of both stock based compensation and stock options to certain employees, officers, directors, and service providers at the sole discretion of the Board of Directors.

The Company accounts for stock based compensation based on the intrinsic value of the awards and re-measures the intrinsic value at each reporting date through the date of exercise or other settlement. The final measure of compensation cost is recognized at the intrinsic value of the instrument at the date it is settled. Compensation cost for each period until settlement is based on the change in the intrinsic value of the instrument in each reporting period.

The Company’s currently issued stock options vest over periods ranging from 0 to 4 years and are exercisable for a period of 10 years.

The Company’s stock option activity is as follows:

		Weighted
		Average
		Exercise	Intrinsic
	Options	Price	Value
Balance, December 31, 2012	731,467	$1.00	$0.50
Granted	291,733	1.24	0.35
Exercised	—	—	—
Forfeited	—	—	—
Balance, June 30, 2013	1,023,200	$1.07	$0.46
Exercisable at June 30, 2013	186,460	$1.01	$0.49
Vested at June 30, 2013	548,558	$1.01	$0.49

For the six months ended June 30, 2013 and June 30, 2012 the Company’s stock options had an intrinsic value between $0.00 and $0.50 and $0.00, respectively. The Company recognized stock option expense of $268,627 and $0 for the six months ended June 30, 2013 and June 30, 2012 respectively.

The Company issued 81,813 shares of common stock for services valued at $122,720 for the six months ended June 30, 2013. The Company did not issue any shares of common stock for services for the six months ended June 30, 2012.

Note 5 – Income Taxes

Prior to the fiscal year ended December 31, 2012 the Company was primarily operating as a limited liability company, and as such was not liable for federal or state income taxes. All taxable income and losses were passed through to its members in accordance with each member’s ownership interest and taxed individually and not at the partnership level.

Upon conversion to a corporation, the Company uses an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently. Using this approach requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In management’s opinion, it is uncertain the Company will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. For the periods presented, the Company incurred income and statutory state tax expense of $27,907 and $10,392 for the six months ended June 30, 2013 and June 30, 2012 respectively. Of these amounts recognized, $13,617 and $0 is based on estimated federal income tax for the periods ended June 30, 2013 and June 30, 2012 respectively. The estimated income tax accrual is included in accrued expenses.

The Company is no longer subject to federal, state and local tax examinations by tax authorities for the fiscal years before 2009.

Note 6 – Commitments and Contingencies

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management the ultimate liability with respect to current proceedings and claims will not have a material adverse affect upon the Company’s financial position or results of operations.

Note 7 – Proposed Merger Transaction

On April 8, 2013, the Company entered into a non-binding letter of intent with Desert Canadians Ltd. (the “DSET”), a public Company controlled by Glenn Sanford, the Company’s Chief Executive Officer and President. The proposed transaction would involve DSET acquiring all of the outstanding securities of the Company in exchange for shares of common stock of DSET.

Stock options outstanding in the Company will be exchanged for stock options in DSET with expiry dates remaining the same and the exercise price being reduced by a factor to be agreed upon. The total paid by each option holder upon exercise of all his/her options will remain the same.

Closing of the transaction is subject to both parties executing a merger agreement and obtaining shareholder approval.